EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 29, 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-175211) and related Prospectus of Luca Technologies Inc. dated November 14, 2011.

/s/ Ernst & Young LLP

Denver, Colorado

November 14, 2011